Exhibit 10.2

Amendment to Promissory Note

This Amendment to Promissory Note (this “Amendment”) is made effective as of June 26, 2023, between Blockchain Coinvestors Acquisition Corp. I, a Cayman Islands exempted company (“Maker”), and Blockchain Coinvestors Acquisition Sponsors I LLC or its registered assigns or successors in interest (“Payee”).

Whereas, Maker executed a Promissory Note (the “Note”) dated as of June 15, 2022 the original principal amount of up to $1,500,000 payable to Payee (the “Maximum Advance Amount”).

Whereas, Maker and Payee wish to increase the Maximum Advance Amount available under of the Note.

NOW THEREFORE, for good and valuable consideration, which the parties hereby agree that:

1.	The Maximum Advance Amount will equal $3,000,000, such that every reference to “$1,500,000” in the Note shall instead be $3,000,000.

2.	Payee’s rights under Section 4 of the Note (Optional Conversion) will be limited to $1,500,000 in principal amount.

3.	Other than as specifically set forth above, nothing will alter the terms of the Note and all other terms of the Note apply to this Amendment.

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The undersigned have executed this Amendment to Promissory Note as of the date set forth above.

Blockchain Coinvestors Acquisition Corp. I, a Cayman Islands exempted company

By:	/s/ Lou Kerner
Name:	Lou Kerner
Title:	CEO

Blockchain Coinvestors Acquisition Sponsors I LLC, a Delaware limited liability company

By:	/s/ Lou Kerner
Name:	Lou Kerner
Title:	Managing Member